                                ADDENDUM TO LEASE

         This Addendum to a Lease is entered into this the 30th day of October, 1998, by and between D. Mark Boyd and wife, Diane H. Boyd (Lessor) and Lincoln Bank of North Carolina (Lessee), the original parties to a certain lease dated September 1, 1997, consisting of five (5) pages.

         The parties hereby agree to some interior (first floor) alteration work to be performed by the Lessee, at Lessee's sole expense (see attached Exhibit "A"). This alteration work will create two new office areas in the building and the office walls will consist of wooden studs and sheetrock and thus will equal the quality and workmanship of the existing walls. The tile ceiling is not to be disturbed, also the glass for the existing drive thru window will be replaced with and energy efficient, solid pane of glass. If needed, carpet will be added or replaced to match the existing first floor carpet. The cabinets, counters and glass will be removed and stored in good condition by Lessee for future use by the Lessor, at no expense to the Lessor. All alterations work performed is to meet all the requirements of the building codes that pertain to this type of work.

         Furthermore, upon the expiration of this Lease, at Lessor's option, Lessee agrees to immediately restore the altered portion of the building to a state that is as good or better than the condition thereof immediately prior to the alteration work taking place if so required by the Lessor.


         In witness whereof, the parties hereto have duly executed this addendum to the lease agreement and have her unto set their seals as of the day of the year first above written:


                                             Lessor:

                                             /s/ D. Mark Boyd, III
                                             ----------------------
                                                 D. Mark Boyd, III

                                             /s/ Diane H. Boyd
                                             ----------------------


                                             Lessee:

Attest:                                      Lincoln Bank of North Carolina
/s/ Sue S. Stamey                            by:
------------------
Sue S. Stamey                                /s/ Jan H. Hollar
Assistant Secretary                          -----------------------
                                                 Jan H. Hollar